UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2004

MarineMax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18167 U.S. Hwy. 19, North, Suite 300, Clearwater, Florida		33764
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	727-531-1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 13, 2004, Gerald M. Benstock retired as a director of MarineMax, Inc. Mr. Benstock served as a director since June 14, 2000 and most recently served as a member of the 1998 Incentive Stock Plan Committee, the Compensation Committee, the Audit Committee, and the Nominating / Corporate Governance Committee. The Board Of Directors expressed its gratitude to Mr. Benstock for his valuable contributions and service as director and committee member.

(d) On December 13, 2004, Hilliard M. Eure, III joined MarineMax Inc.’s Board of Directors and the Audit and Nominating/Corporate Governance Committees replacing the retiring Mr. Benstock. Mr. Eure is currently a member of the Board of Directors of WCI Communities, Inc., a master-planned community home builder. Mr. Eure was a member and/or Chairman of the Board of Directors of WEDU, a public broadcasting station in west central Florida, from 1991 to 2001, and a member of WEDU’s Executive and Audit Committees. Mr. Eure was also the part-time Chief Executive Officer of First Republic Corporation, a beer importer and distributing company, from January 1995 to June 1995. Mr. Eure served in various positions at KPMG (formerly Peat, Marwick, Mitchell & Co.) from 1958 to 1993, most recently as the Managing partner of the Tampa Bay Practice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.

December 13, 2004	By:	Michael H. McLamb

Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer and Secretary